Deborah A. Sullivan
Assistant Vice President &
Assistant Counsel

February 28, 2002

Securities and Exchange Commission
Mail Stop 0-7, Filer Support
6432 General Green Way
Alexandria, VA 22312

         Re:      Oppenheimer Concentrated Growth Fund
                  Reg. No. 33-43610; File No. 811-10047
                  Written Representation of Counsel

To the Securities and Exchange Commission:

On behalf of Oppenheimer Concentrated Growth Fund (the “Fund”) and
pursuant to Paragraph (b)(4) of Rule 485 under the Securities Act of 1933, as amended (the “1933 Act”), and in connection with an Amendment on Form
N-1A, which is Post-Effective Amendment No. 1 to the 1933 Act Registration
Statement of the Fund and Amendment No. 4 to its Registration Statement under the Investment Company Act of 1940, as amended, the undersigned counsel, who prepared or reviewed such Amendment, hereby represents to the Commission, for filing with such Amendment, that said Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b)
of Rule 485.

                                                                  Sincerely,

                 /s/ Deborah A. Sullivan

                                                                  Deborah A. Sullivan
                                                                  Assistant Vice President &
                                                                  Assistant Counsel
                                                                  212-323-0602
                                                                  Fax 212-323-4071